Exhibit 99.1


                                   PROXY

                            FEDDERS CORPORATION

             Annual Meeting of Stockholders - February 26, 2002
               Solicited on Behalf of the Board of Directors

                              You May Vote by
                   the Internet, by Telephone or by Mail
                     (see instructions on reverse side)

The undersigned stockholder of FEDDERS CORPORATION (the "Company") hereby constitutes and appoints MICHAEL GIORDANO, SAL GIORDANO, JR. and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for all the shares of Common Stock,Class B Stock and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at the Company's corporate offices at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07060, on February 26, 2002 at 10:30 a.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if personally present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote in favor of each of Proposals 1 through 10.

A majority of said attorneys and proxies, or their substitutes, at said meeting or any adjournment thereof (or, if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be entitled to vote, heretofore given to any persons, other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated ___________, 2002.


IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "AGAINST" EACH OF PROPOSALS 1 THROUGH 10.

                 (SPECIFY CHOICES AND SIGN ON REVERSE SIDE)



                If you do not vote by internet or telephone, please mark, date, sign and mail your proxy card back as soon as possible.

                       Annual Meeting of Stockholders
                            FEDDERS CORPORATION

                             February 26, 2002


                         VOTE BY INTERNET/TELEPHONE
                       24 HOURS A DAY, 7 DAYS A WEEK


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INTERNET                                        TELEPHONE
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http://_________________________                1-800-xxx-xxxx
GO TO THE WEBSITE ADDRESS LISTED ABOVE.         USE ANY TOUCH-TONE TELEPHONE.
HAVE YOUR PROXY CARD READY.                     THIS IS A TOLL-FREE NUMBER.
ENTER YOUR CONTROL NUMBER LOCATED IN            HAVE YOUR PROXY CARD READY.
THE BOX BELOW.                                  ENTER YOUR CONTROL NUMBER LO-
FOLLOW THE SIMPLE INSTRUCTIONS THAT             CATED IN THE BOX BELOW.
APPEAR ON YOUR COMPUTER SCREEN.                 FOLLOW THE SIMPLE RECORDED IN-
                                                STRUCTIONS.
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                   -------------------------------------
       Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked,
                   signed and returned your Proxy Card.
                   -------------------------------------

                               1-800-xxx-xxxx
                           CALL TOLL-FREE TO VOTE
               ----------------------------------------------
                               CONTROL NUMBER
                       FOR INTERNET/TELEPHONE VOTING
               ----------------------------------------------

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 9:00 A.M. E.D.T. ON [MONTH, DAY], 2002.

                       If you do not vote through the internet or
                telephone, please detach the following and mail it in the envelope provided.

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Please mark your votes as in the example: | X |


                                                          FOR            AGAINST        ABSTAIN
1.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to delete Section VI of clause A of
Article Second.

2.  Proposal to recapitalize the Company through a        | |              | |            | |
merger of FC Merger Sub, Inc., a wholly owned
subsidiary of the Company, with and into the
Company, with the Company as the surviving entity.

3.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to eliminate the Class A Stock.

4.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to change the par value of the
Common Stock and the Class B Stock to $.01.

5.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to create alternating preferences for
the Common Stock and the Class B Stock for payments
or distributions in the event of any dissolution,
liquidation or winding up of the Company.

6.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to make each share of Class B Stock
share equally with each share of Common Stock in
the payment of dividends.

7.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to make the Class B Stock automatically
convert into shares of Common Stock if the
number of outstanding shares of Class B Stock falls
below 2.5% of the aggregate number of issued and
outstanding shares of Common Stock and Class B
Stock.

8.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to require that any action required or
permitted to be taken by the stockholders of the
Company must be effected at a duly called annual or
special meeting of stockholders and to deny the
ability of the stockholders to consent in writing to
the taking of any action.

                                                          FOR ALL        WITHHELD       FOR ALL NOMINEES
                                                          NOMINEES       FROM ALL      EXCEPT THOSE LISTED
                                                                         NOMINEES             BELOW


9.  Proposal to elect directors for a                     | |              | |            | |
term of one year
                                                                    ------------------------
Nominees:  Sal Giordano, Jr.,
William J. Brennan, David C. Chang,
Michael L. Ducker, Joseph
Giordano, C.A. Keen, Howard S.
Modlin, S.A. Muscarnera, Anthony
E. Puleo

                                                          FOR            AGAINST        ABSTAIN
10.  Ratification of appointment of Deloitte &            | |              | |            | |
Touche LLP as the Company's independent auditors


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                             | |


                                    Signature: ________________________ Date: _________, 2002

                                    Signature: ________________________ Date: _________, 2002


NOTE: If a signer is a corporation, sign in full corporate name by a duly authorized officer. Attorneys, executors administrators, trustees or guardians should sign full name and mark as such.
NOTE: Approval of each of the proposals is conditional upon approval of all of the proposals.